Report of Independent Registered
Public Accounting Firm


To the Board of Trustees and Shareholders of the Stewart Capital Mid Cap Fund


In planning and performing our audit
of the financial statements of the
Stewart Capital Mid Cap Fund   the
Fund   as of and for the year ended
December 31  2007  in accordance with
the standards of the Public Company
Accounting Oversight Board  United States
we considered the Fund s internal control
over financial reporting  including
controls over safeguarding securities
as a basis for designing our auditing
procedures for the purpose of
expressing our opinion on the financial
statements and to comply with the
requirements of Form N-SAR  but not
for the purpose of expressing an
opinion on the effectiveness of the
Fund s internal control over financial
reporting   Accordingly  we do not
express an opinion on the effectiveness
of the Fund s internal control over financial reporting

The management of the Fund is responsible
for establishing and maintaining effective
internal control over financial reporting
In fulfilling this responsibility  estimates
and judgments by management are required to
assess the expected benefits and related
costs of controls   A fund s internal
control over financial reporting is a
process designed to provide reasonable
assurance regarding the reliability of
financial reporting and the preparation
of financial statements for external
purposes in accordance with generally
accepted accounting principles   A fund s
internal control over financial reporting
includes those policies and procedures that
1  pertain to the maintenance of records that
in reasonable detail  accurately and fairly
reflect the transactions and dispositions of
the assets of the company   2  provide
reasonable assurance that transactions are
recorded as necessary to permit preparation
of financial statements in accordance with
generally accepted accounting principles
and that receipts and expenditures of the
company are being made only in accordance
with authorizations of management and
trustees of the company  and  3   provide
reasonable assurance regarding prevention or timely detection of unauthorized acquisition use or disposition of a fund s assets that could have a material effect on the financial statements

Because of its inherent limitations
internal control over financial
reporting may not prevent or detect
misstatements   Also  projections of
any evaluation of effectiveness to
future periods are subject to the
risk that controls may become
inadequate because of changes in
conditions  or that the degree of
compliance with the policies or
procedures may deteriorate

A deficiency in internal control over
financial reporting exists when the
design or operation of a control does
not allow management or employees  in
the normal course of performing their
assigned functions  to prevent or detect
misstatements on a timely basis   A
material weakness is a deficiency
or a combination of deficiencies  in
internal control over financial
reporting  such that there is a
reasonable possibility that a material
misstatement of the Fund s annual or
interim financial statements will not
be prevented or detected on a timely
basis



Our consideration of the Fund s
internal control over financial
reporting was for the limited purpose
described in the first paragraph and
would not necessarily disclose all
deficiencies in internal control
over financial reporting that might
be material weaknesses under standards
established by the Public Company
Accounting Oversight Board  United States
However  we noted no deficiencies in the
Fund s internal control over financial
reporting and its operation  including
controls over safeguarding securities
that we consider to be material
weaknesses as defined above as of
December 31  2007

This report is intended solely for the
information and use of management and
the Board of Trustees of Stewart
Capital Mid Cap Fund and the Securities
and Exchange Commission and is not
intended to be and should not be used
by anyone other than these specified
parties


PricewaterhouseCoopers LLP

February 29  2008
Minneapolis  Minnesota